UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2017

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [     ]

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Promissory Note and Amendment No. 2 to Stock Purchase Agreement

On November 30, 2017 Magellan Gold Corporation, a Nevada corporation (the “Company”) and its wholly-owned subsidiary Magellan Acquisition Corporation (“MAC”), a Colorado corporation (“MAC”) and Rose Petroleum plc (“Rose”) and its wholly-owned subsidiary Vane Minerales (UK) Limited (“Vane”) entered into a Promissory Note and Amendment No. 2 to Stock Purchase Agreement pursuant to which the Company and Rose chose to eliminate a holdback escrow, against which potential indemnity claims by the Company could be paid post-closing, in lieu a promissory note in favor of Rose in the principal amount of $50,000 (“Note and Amendment No. 2).  The principal amount of the Note is due and payable to Rose no later than March 10, 2018 and shall not bear any interest.  Details of the Stock Purchase Agreement (“SPA”) were previously reported on the Company’s Current Report on Form 8-K dated September 9, 2017 and filed with the Securities and Exchange Commission (“SEC”) on September 12, 2017.  Details of Amendment No. 1 to the SPA were previously reported on the Company’s Current Report on Form 8-K dated October 17 and filed with the on October 18, 2017.  A copy of Amendment No. 2 is filed herewith as Exhibit 10.1.

ITEM 2.01COMPLETION OF ACQUISITION

Effective November 30, 2017 the Company and Rose consummated the SPA, as amended, noted in Item 1.01 above for a purchase price of $1,000,000 cash and 14,200,834 shares of Company common stock with a market value of $500,000 (the “Shares”).  The Shares will be held in escrow for a period of 12 months pursuant to the terms of a Closing Escrow Agreement under which the Company has the option to repurchase the Shares from Rose for the sum of $500,000 in the first six months and $550,000 in months seven to 12.  A copy of the Closing Escrow Agreement is filed herewith as Exhibit 10.2.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN

OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A

REGISTRANT

On November 30, 2017, the Board of Directors of Magellan Gold Corporation, a Nevada corporation (the “Company”), approved and completed a financing consisting of its Series 2017 10% Secured Promissory Notes (“Notes”) in aggregate principal amount of $1,050,000.  The Notes are due and payable on December 31, 2018.  The Notes will be secured by a Stock Pledge Agreement covering 100% of the outstanding common stock of Magellan Acquisition Corporation, a wholly-owned subsidiary of the Company and all issued and outstanding shares of capital stock of Minerales Vane 2. S.A. de C.V (“Vane 2”), a Mexican corporation (the “Property” or “Collateral”) and a Security Agreement.  The Collateral will be held under a Collateral Agent Agreement.  The forms of Note, Stock Pledge Agreement, Security Agreement and Collateral Agent Agreement are filed herewith as Exhibits 10.3, 10.4, 10.5 and 10.6 respectively.

ITEM 3.02UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Magellan Gold Corporation, a Nevada corporation (the "Company"):

1a.On November 30, 2017, the Company issued to Rose an aggregate of 14,200,834 shares of the Company’s restricted common stock as detailed in item 2.01 above.   The consideration paid for the shares was the assignment of all the outstanding equity securities of Minerales Vane2, S.A. de C.V., which owned the SDA Mill in Mexico.

b.The shares are being issued to Rose in reliance upon the exemption from the registration requirements under the Securities Act of 1933 as amended (the "Securities Act") contained in Section 4(2) thereof.   The shares issued to Rose are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.

c.The Company paid no fees or commissions in connection with the issuance of the Shares.

d.The sale of Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereunder.

e.Not applicable.

f.Not applicable.

ITEM 7.01REGULATION FD DISCLOSURE

On December 1, 2017 the Company issued a Press Release announcing its completion of the purchase of the SDA Mill in Nayarit State, Mexico, from Rose Petroleum plc (AIM:  ROSE) on November 30, 2017. Total consideration for the purchase of the SDA Mill was US$1.5 million, consisting of $1.0 million in cash and $500,000 in Magellan stock, of which $100,000 in cash was paid in June 2017. In August 2017, Magellan arranged $900,000 in bridge loans in support of the purchase. A copy of the Press Release is filed herewith as Exhibit 99.1.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report.  Such audited financial statements required by Item 9.02(a) shall be filed not later than seventy-one (71) days after the due date of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

Pursuant to Item 9.02(b) and Item 9.02(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report.  Such pro forma financial information required by Item 9.02(b) shall be filed not later than seventy-one (71) days after the due date of this Current Report on Form 8-K.

(c)	Exhibits
	Item	Title

	10.1	Amendment No. 2 to SPA
	10.2	Closing Escrow Agreement
	10.3	Form of Secured Note
	10.4	Form of Stock Pledge Agreement
	10.5	Form of Security Agreement
	10.6	Form of Collateral Agent Agreement
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: December 6, 2017	By: /s/ W. Pierce Carson W. Pierce Carson, President